STRUCTURING FEE AGREEMENT

      STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of [          ],
2010 between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), First Trust Advisors L.P. ("First Trust Advisors") and MacKay Shields LLC ("MacKay", and together with First Trust Advisors, the "Advisors").

      WHEREAS, First Trust High Income Long/Short Fund (the "Fund") is a newly-organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and certain common shares of beneficial interest, par value $0.01 per share (the "Common Stock"), are registered under the Securities Act of 1933, as amended;

      WHEREAS, First Trust Advisors is the investment adviser of the Fund;

      WHEREAS, MacKay is the sub-advisor of the Fund;

      WHEREAS, Merrill Lynch is acting as an underwriter in an offering of the Fund's Common Stock; and

      WHEREAS, the Advisors desire to provide additional compensation to Merrill Lynch for providing the advice and services described below;

      NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. In consideration of Merrill Lynch's providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund's Common Stock, including without limitation, views from an investor market and distribution perspective on (i) investment policies to consider in light of today's market, (ii) the amount and nature of economic and/or financial leverage that could be accepted by the potential investor community, (iii) marketing issues with respect to investments in non-investment grade securities, (iv) marketing issues with respect to utilization of a long/short strategy and (v) the overall marketing and positioning for the Fund's initial public offering, the Advisors shall pay Merrill Lynch a fee
      in the aggregate amount of $[          ], which is equal to [(black
      circle)]% of the total price to the public of the Fund's Common Stock sold
      by Merrill Lynch pursuant to the prospectus dated [          ], 2010
      (the "Prospectus") (the "Fee"). The Fee shall be paid on or before the Closing Date (as defined in the Underwriting Agreement, dated [(black circle)], 2010, by and among the Fund, the Advisors and each of the Underwriters named therein (the "Underwriting Agreement")).The fee
      hereunder shall not exceed [          ]% of the total price to the
      public of the Fund's Common Stock issued by the Fund pursuant to the Prospectus. The sum total of this Fee, plus the structuring fees and sales incentive fee paid to certain other underwriters in connection with this offering, plus the underwriters' counsel fees paid by the Fund and commissions paid to certain registered personnel of its broker-dealer


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      affiliates shall not exceed [          ]% of the total price of the
      Fund's Common Stock sold by the Fund pursuant to the Prospectus.

2. The Advisors acknowledge that Merrill Lynch did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

3. Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without common shares having been delivered and paid for. If this Agreement is terminated the Fund shall reimburse Merrill Lynch only for all of its accountable out-of-pocket expenses actually incurred in connection with this Agreement.

5. The Advisors have furnished Merrill Lynch with such information as Merrill Lynch believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Advisors recognize and confirm that Merrill Lynch (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Advisors, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Advisors will promptly notify Merrill Lynch if they learn of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch. Merrill Lynch agrees to keep such Information confidential to the extent permitted by law.

6. The Advisors agree that Merrill Lynch shall have no liability to the Advisors or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch. The Advisors agree to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

7. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.


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8.    No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Advisors and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto. Each of Merrill Lynch and the Advisors waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Advisors and Merrill Lynch agree that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Advisors and Merrill Lynch and may be enforced in any other courts to the jurisdiction of which the Advisors and Merrill Lynch are or may be subject, by suit upon such judgment.

9. This Agreement may not be assigned by either party without the prior written consent of the other parties.

10. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Merrill Lynch and the Advisors.

11. All notices required or permitted to be sent under this Agreement shall be sent, if to First Trust Advisors:

         [          ]
         Attention: [          ]

         or if to MacKay Shields

         [          ]
         Attention: [          ]


         or if to Merrill Lynch:

         Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
         One Bryant Park
         New York, New York 10036
         Attention: Stephanie Trell, Director, Global Wealth Management

      or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third


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      day  after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

12. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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      IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring
Fee Agreement as of the date first above written.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                        By: _______________________________
                                              Name:
                                              Title:




FIRST TRUST ADVISORS L.P.

By: _______________________________
      Name:
      Title:


MACKAY SHIELDS LLC


By: _______________________________
      Name:
      Title:

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                           INDEMNIFICATION AGREEMENT

                                                          [          ], 2010

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      In connection with the engagement of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to advise and assist the undersigned, First Trust Advisors L.P. and MacKay Shields LLC, (together with their affiliates and subsidiaries, referred to as the "Companies") with respect to the matters set forth in the Structuring Fee Agreement dated [(black circle)], 2010 between the Companies and Merrill Lynch (the "Agreement"), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to services performed pursuant to and in accordance with the Agreement, the Companies agree to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Merrill Lynch. In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Companies will reimburse Merrill Lynch for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Merrill Lynch in connection therewith. Promptly as reasonably practicable after receipt by Merrill Lynch of notice of the commencement of any Proceeding, Merrill Lynch will, if a claim in respect thereof is to be made under this paragraph, notify the Companies in writing of the commencement thereof; but the failure to so notify the Companies (i) will not relieve the Companies from liability under this paragraph to the extent the Companies are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Companies from any liability which they may have otherwise than on account of this Indemnification Agreement. Counsel to Merrill Lynch shall be selected by Merrill Lynch. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of Merrill Lynch) also be counsel to Merrill Lynch. No indemnifying party shall, without the prior written consent of Merrill Lynch, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Merrill Lynch is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an


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unconditional release of Merrill Lynch from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Merrill Lynch. If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause
(i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or their stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch has been retained to perform services bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the Companies contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by Merrill Lynch, on the other hand. Notwithstanding the provisions of this paragraph, Merrill Lynch shall not be entitled to contribution from the Companies if it is determined that Merrill Lynch was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and each of the Companies was not guilty of such fraudulent misrepresentation. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch's prior written consent. For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      The Companies agree that neither Merrill Lynch nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted solely from the gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY. EACH OF MERRILL LYNCH AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF MERRILL LYNCH AND THE COMPANIES AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MERRILL LYNCH AND THE COMPANIES, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MERRILL LYNCH AND THE COMPANIES, AS THE CASE MAY BE, IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                        Very truly yours,
                                        FIRST TRUST ADVISORS L.P.


                                        By: ______________________________
                                              Name:
                                              Title:

                                        MACKAY SHIELDS LLC


                                        By: ______________________________
                                              Name:
                                              Title:



Accepted and agreed to as of
the date first written above:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED


By: ______________________________
      Name:
      Title:


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